Exhibit 99.1

Clarus Reports Strong Fourth Quarter and Full Year 2017 Results

- Q4 Sales up 27% to $52.7 Million With Gross Margin up 350 Basis Points to 32.6% (Adjusted Gross Margin up 670 Basis Points to 35.8%) –

- Full Year 2018 Sales to Grow 17%-20% to Approximately $200-$205 Million -

SALT LAKE CITY, Utah – March 12, 2018 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns, reported financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights vs. Same Year-Ago Quarter

•	Sales of $52.7 million, up 27%.

•	Gross margin up 350 basis points to 32.6%; adjusted gross margin up 670 basis points to 35.8%.

•	Net income improved to $6.0 million or $0.20 per share, compared to a net loss of $1.4 million or $(0.05) per share.

•	Adjusted net income before non-cash items increased to $4.6 million or $0.15 per share, compared to $0.4 million or $0.01 per share.

•	Adjusted EBITDA improved to $5.1 million compared to $0.3 million.

Management Commentary

“We ended 2017 on a strong note, growing fourth quarter sales by 27%, with Black Diamond up 11%,” said John Walbrecht, president of Clarus. “This performance was broad-based, driven by growth in North America and Europe, and across all of our primary product categories. We attribute these results to the quality and pace of our product innovation, and a clear marketing strategy that speaks to our core consumer. This strategy has not only driven strong sell-through at retail, but is helping to build our retail partners’ support for our brand.

“We believe this strategy has us well-positioned for a strong 2018. In fact, the upcoming spring and fall selling seasons will feature the introduction of 100 new Black Diamond Equipment products across all of our primary categories, and bookings to-date indicate strong support from our retailers.

“In our Sierra business, we are beginning to replicate the playbook that we have been executing at Black Diamond Equipment. We believe Sierra’s authentic brand and best-in-class products will grow with enhancements to distribution, and sales and marketing, as well as the addition of new customer accounts and continued product innovation.”

Fourth Quarter 2017 Financial Results

Sales in the fourth quarter of 2017 increased 27% to $52.7 million compared to $41.4 million in the same year-ago quarter. The increase was driven by $6.8 million in sales generated by Sierra Bullets, L.L.C. (“Sierra”), which the Company acquired on August 21, 2017, and continued growth in Black Diamond Equipment’s climb, ski and mountain categories. Excluding the Sierra acquisition, sales increased 11%. On a constant currency basis, total sales were up 25%.

Gross margin increased 350 basis points to 32.6% compared to 29.1% in the year-ago quarter. The increase was primarily due to a favorable mix of higher margin products, the stabilization of the Company’s sourcing strategy, and more normalized levels of discontinued merchandise. Excluding a fair value inventory step-up associated with the Sierra acquisition, adjusted gross margin in the fourth quarter increased 670 basis points to 35.8%. Excluding the acquisition of Sierra, gross margin was 35.4%.

Selling, general and administrative expenses in the fourth quarter increased to $16.5 million compared to $12.6 million in the year-ago quarter. The increase was attributed to $1.7 million in expenses due to the inclusion of Sierra, which includes $0.9 million of amortization expense associated with the allocation of the Sierra purchase price, and strategic initiatives seeking to increase Black Diamond Equipment’s brand equity and drive new product introductions.

In 2015, Clarus fully valued its net operating loss carryforwards, effectively leaving the Company in a deferred tax liability position. As a result of the recently enacted tax law, the revaluation of the Company’s deferred tax assets and liabilities, other than its net operating loss carryforwards, drove an increase in the year-over-year tax benefit. As such, an income tax benefit of $6.1 million was recorded in the fourth quarter of 2017 compared to a $0.4 million benefit in the year-ago quarter.

Net income in the fourth quarter improved to $6.0 million or $0.20 per diluted share, compared to a net loss of $1.4 million or $(0.05) per diluted share. Net income in the fourth quarter of 2017 included $1.7 million of non-cash items, $0.2 million in transaction costs, $0.1 million in merger and integration costs, and minimal restructuring costs, compared to $1.7 million of non-cash items, $0.1 million in restructuring costs, and minimal transaction costs in the fourth quarter of 2016.

Adjusted net income, which excludes the non-cash items, as well as transaction, merger and integration, and restructuring costs, increased significantly to $4.6 million or $0.15 per diluted share, compared to adjusted net income of $0.4 million or $0.01 per diluted share in the fourth quarter of 2016.

Adjusted EBITDA also increased significantly to $5.1 million compared to $0.3 million in the fourth quarter of 2016.

Due to the acquisition of Sierra and repayment of the Company’s subordinated notes, at December 31, 2017, cash and cash equivalents declined to $1.9 million compared to $94.7 million at December 31, 2016. To help finance the acquisition, Clarus drew down its line of credit in the third quarter of 2017 by $27.4 million. During the fourth quarter of 2017, Clarus paid down the line by $6.5 million, ending the year with $20.8 million in debt compared to $21.9 million at the end of 2016.

Full Year 2017 Financial Results

Sales in 2017 increased 15% to $170.7 million compared to $148.2 million in 2016. The increase was driven by the inclusion of Sierra, which contributed $10.4 million in sales during the year, and growth in Black Diamond climb, ski and mountain product categories. Excluding the Sierra acquisition, sales increased 8%. On a constant currency basis, total sales were up 14%.

Gross margin in 2017 increased 200 basis points to 31.5% compared to 29.5% in 2016. The increase was due to a favorable mix of higher margin products and channel distribution, as well as lower manufacturing costs. Excluding a fair value inventory step-up associated with the Sierra acquisition, adjusted gross margin in the 2017 increased 330 basis points 32.8%. Excluding the acquisition of Sierra, gross margin was 32.3%.

Selling, general and administrative expenses in 2017 increased 13% to $56.3 million compared to $49.9 million in 2016. This increase was due to $2.4 million in expenses due to the inclusion of Sierra, which includes $1.3 million of amortization expense associated with the allocation of the Sierra purchase price, and strategic initiatives seeking to increase Black Diamond Equipment’s brand equity and drive new product introductions.

Income tax benefit in 2017 was $5.1 million compared to a $0.7 million income tax expense in 2016. The improvement was driven by the aforementioned dynamics associated with the recently enacted tax law.

Net loss in 2017 improved to $0.7 million or $(0.02) per diluted share, compared to a net loss of $9.0 million or $(0.30) per diluted share in 2016. Net loss in 2017 included $3.2 million of non-cash items, $2.1 million in transaction costs, $0.2 million in restructuring costs, and $0.1 million in merger and integration costs, compared to a net loss in 2016 that included $6.8 million of non-cash items, $1.4 million in restructuring costs and $0.3 million in transaction costs, partially offset by a $2.0 million arbitral award related to certain claims against the former owner of the Company’s PIEPS™ brand.

Adjusted net income, which excludes these non-cash items as well as restructuring, merger and integration, and transaction costs, as well as the arbitral award, increased to $4.7 million or $0.16 per diluted share, compared to an adjusted net loss of $2.6 million or $(0.09) per diluted share in 2016.

Adjusted EBITDA in 2017 increased significantly to $6.1 million compared to $(2.7) million in 2016.

2018 Outlook

Clarus anticipates fiscal year 2018 sales to grow 17%-20% to approximately $200-$205 million compared to $170.7 million in 2017. On a constant currency basis, the Company expects sales to range between $197.5 to $202.5 million, or up 16%-19% compared to 2017.

The Company also expects adjusted EBITDA margin to be approximately 8%, which includes $5 million of cash corporate overhead expenditures, compared to 3.6% in 2017.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $157 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter and full year 2017 results.

Date: Monday, March 12, 2018

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-866-548-4713

International dial-in number: 1-323-794-2093

Conference ID: 6058269

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 26, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 6058269

About Clarus Corporation

Clarus Corporation is focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport categories. The Company’s products are principally sold under the Black Diamond®, Sierra® and PIEPS® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, and (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, and (iii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its acquisition strategy; the Company’s ability to successfully execute its acquisition strategy or that any such strategy will result in the Company’s future profitability; the Company’s ability to successfully integrate Sierra Bullets, L.L.C.; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-552-9600

warren.kanders@claruscorp.com

or

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

CLAR@liolios.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2017	2016
Assets
Current assets
Cash	$1,856	$94,738
Accounts receivable	35,817	23,232
Inventories	58,138	45,410
Prepaid and other current assets	3,633	3,480
Income tax receivable	-	85
Total current assets	99,444	166,945

Property and equipment, net	24,345	11,055
Other intangible assets, net	23,238	9,769
Indefinite lived intangible assets	41,843	22,541
Goodwill	17,745	-
Other long-term assets	833	147
Total assets	$207,448	$210,457

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$19,456	$17,740
Income tax payable	328	969
Current portion of long-term debt	-	21,898
Total current liabilities	19,784	40,607

Long-term debt	20,842	-
Deferred income taxes	3,665	8,966
Other long-term liabilities	175	76
Total liabilities	44,466	49,649

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 32,917 and 32,888 issued and 30,041 and 30,016 outstanding, respectively	3	3
Additional paid in capital	485,285	483,925
Accumulated deficit	(310,390)	(309,717)
Treasury stock, at cost	(12,415)	(12,398)
Accumulated other comprehensive income (loss)	499	(1,005)
Total stockholders' equity	162,982	160,808
Total liabilities and stockholders' equity	$207,448	$210,457

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2017	December 31, 2016

Sales
Domestic sales	$29,129	$21,889
International sales	23,548	19,510
Total sales	52,677	41,399

Cost of goods sold	35,489	29,350
Gross profit	17,188	12,049

Operating expenses
Selling, general and administrative	16,469	12,625
Restructuring charge	44	120
Merger and integration	82	-
Transaction costs	219	21

Total operating expenses	16,814	12,766

Operating income (loss)	374	(717)

Other expense
Interest expense, net	(340)	(734)
Other, net	(92)	(293)

Total other expense, net	(432)	(1,027)

Loss before income tax	(58)	(1,744)
Income tax benefit	(6,077)	(355)
Net income (loss)	$6,019	$(1,389)

Net income (loss) per share:
Basic	$0.20	$(0.05)
Diluted	0.20	(0.05)

Weighted average shares outstanding:
Basic	30,041	30,016
Diluted	30,176	30,016

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Year Ended December 31,
	2017	2016

Sales
Domestic sales	$88,603	$76,079
International sales	82,084	72,110
Total sales	170,687	148,189

Cost of goods sold	116,877	104,505
Gross profit	53,810	43,684

Operating expenses
Selling, general and administrative	56,295	49,936
Restructuring charge	160	1,395
Merger and integration	82	-
Transaction costs	2,088	290
Arbitration award	-	(1,967)

Total operating expenses	58,625	49,654

Operating loss	(4,815)	(5,970)

Other (expense) income
Interest expense, net	(1,288)	(2,876)
Other, net	343	533

Total other expense, net	(945)	(2,343)

Loss before income tax	(5,760)	(8,313)
Income tax (benefit) expense	(5,087)	665
Net loss	$(673)	$(8,978)

Net loss per share:
Basic	$(0.02)	$(0.30)
Diluted	(0.02)	(0.30)

Weighted average shares outstanding:
Basic	30,022	30,397
Diluted	30,022	30,397

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	December 31, 2017		December 31, 2016

Gross profit as reported	$17,188
Plus inventory fair value of purchase accounting	1,678
Adjusted gross profit	$18,866	Gross profit as reported	$12,049

Gross margin as reported	32.6%

Adjusted gross margin	35.8%	Gross margin as reported	29.1%

TWELVE MONTHS ENDED

	December 31, 2017		December 31, 2016

Gross profit as reported	$53,810
Plus inventory fair value of purchase accounting	2,098
Adjusted gross profit	$55,908	Gross profit as reported	$43,684

Gross margin as reported	31.5%

Adjusted gross margin	32.8%	Gross margin as reported	29.5%

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	December 31, 2017	Share	December 31, 2016	Share

Net income (loss)	$6,019	$0.20	$(1,389)	$(0.05)

Amortization of intangibles	1,193	0.04	267	0.01
Depreciation	1,053	0.03	559	0.02
Accretion of note discount	-	-	484	0.02
Amortization of debt issuance costs	17	0.00	-	-
Stock-based compensation	452	0.01	34	0.00
(Gain) loss from removal of accumulated translation adjustment	(53)	(0.00)	137	0.00
Inventory fair value of purchase accounting	1,678	0.06	-	-
Income tax benefit	(6,077)	(0.20)	(355)	(0.01)
Cash received for income taxes	15	0.00	550	0.02

Net income before non-cash items	$4,297	$0.14	$287	$0.01

Restructuring charge	44	0.00	120	0.00
Merger and integration	82	0.00	-	-
Transaction costs	219	0.01	21	0.00
State cash taxes on adjustments	(10)	(0.00)	(6)	(0.00)
AMT cash taxes on adjustments	(7)	(0.00)	(3)	(0.00)

Adjusted net income before non-cash items	$4,625	$0.15	$419	$0.01

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO NET INCOME (LOSS) BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME (LOSS) BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Twelve Months Ended
		Per Diluted		Per Diluted
	December 31, 2017	Share	December 31, 2016	Share

Net loss	$(673)	$(0.02)	$(8,978)	$(0.30)

Amortization of intangibles	2,376	0.08	1,075	0.04
Depreciation	2,883	0.10	2,264	0.07
Accretion of note discount	833	0.03	1,842	0.06
Amortization of debt issuance costs	28	0.00	-	-
Stock-based compensation	1,181	0.04	227	0.01
(Gain) loss from removal of accumulated translation adjustment	(202)	(0.01)	263	0.01
Inventory fair value of purchase accounting	2,098	0.07	-	-
Income tax (benefit) expense	(5,087)	(0.17)	665	0.02
Cash (paid) received for income taxes	(931)	(0.03)	426	0.01

Net income (loss) before non-cash items	$2,506	$0.08	$(2,216)	$(0.07)

Restructuring charge	160	0.01	1,395	0.05
Merger and integration	82	0.00	-	-
Transaction costs	2,088	0.07	290	0.01
Arbitration award	-	-	(1,967)	(0.06)
State cash taxes on adjustments	(67)	(0.00)	(70)	(0.00)
AMT cash taxes on adjustments	(45)	(0.00)	(32)	(0.00)

Adjusted net income (loss) before non-cash items	$4,724	$0.16	$(2,600)	$(0.09)

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	December 31, 2017	December 31, 2016

Net income (loss)	$6,019	$(1,389)

Income tax benefit	(6,077)	(355)
Other, net	92	293
Interest expense, net	340	734

Operating income (loss)	374	(717)

Depreciation	1,053	559
Amortization of intangibles	1,193	267

EBITDA	$2,620	$109

Restructuring charge	44	120
Merger and integration	82	-
Transaction costs	219	21
Inventory fair value of purchase accounting	1,678	-
Stock-based compensation	452	34

Adjusted EBITDA	$5,095	$284

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Year Ended December 31,
	2017	2016

Net loss	$(673)	$(8,978)

Income tax (benefit) expense	(5,087)	665
Other, net	(343)	(533)
Interest expense, net	1,288	2,876

Operating loss	(4,815)	(5,970)

Depreciation	2,883	2,264
Amortization of intangibles	2,376	1,075

EBITDA	$444	$(2,631)

Restructuring charge	160	1,395
Merger and integration	82	-
Transaction costs	2,088	290
Arbitration award	-	(1,967)
Inventory fair value of purchase accounting	2,098	-
Stock-based compensation	1,181	227

Adjusted EBITDA	$6,053	$(2,686)

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